Exhibit 99.1

Allarity Therapeutics Strengthens Board of Directors with Appointment of Three Accomplished Biotechnology Executives

-	New appointments bring therapeutic development expertise and proven leadership to support continued progress of Allarity’s multiple oncology clinical programs

BOSTON (July 24, 2023) — Allarity Therapeutics, Inc. (Allarity or the Company), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care, today announced the appointment of three seasoned biotechnology executives, Laura Benjamin, Ph.D., Robert Oliver, M.B.A., Joseph Vazzano, C.P.A., to its Board of Directors, effective August 1, 2023.

The appointment of these new Board Directors, which fills existing vacancies, completes the Company’s restructuring of its Board, following listing on NASDAQ in late 2021. Additionally, the appointment of these independent Directors is expected to bring the Company back into compliance with the Nasdaq Stock Market’s continued listing requirements relating to Board and Committee independence.

"We are thrilled to welcome Dr. Benjamin, Mr. Oliver, and Mr. Vazzano to our Board of Directors," said Jerry McLaughlin, Allarity's Chairman of the Board. "Their combined expertise, industry knowledge, and diverse backgrounds will strengthen our Board's strategic guidance for Allarity. Their appointment results in the assembly of a highly qualified and experienced Board to support the Company’s development efforts towards clinical, and ultimately commercial, success."

Laura Benjamin, Ph.D.

Laura is the Founder and currently serves as Chief Executive Officer of OncXerna Therapeutics, Inc. Prior to this role, Laura was a Vice President in Oncology at Eli Lilly, where she led cancer discovery and translational discovery teams in New York and Indianapolis. She worked closely with the clinical teams to support multiple clinical programs, most notably the ramucirumab program from Phase 2 to commercial launch in colorectal, gastric, and non-small cell lung cancers. Additionally, she helped build the cross-functional initiative to discover, test and advance biomarker development in oncology clinical trials across the portfolio. Prior to joining Lilly, Laura spent 10 years as a tenure track professor in the Department of Pathology at Harvard Medical School. During this time, she supported and mentored Ph.D., postdoctoral, and medical students with NIH and foundation grants. When she left Harvard in 2009, Laura was an Associate Professor and was co-Director of the Vascular Biology Center at the Beth Israel Deaconess Medical Center. Both Laura’s postdoctoral work and academic research at Harvard focused on cellular and molecular mechanisms driving cancer, with a particular interest in the role of the microenvironment on cancer progression and response to targeted therapies. Laura received a B.A. in Biology from Barnard College, Columbia University and a Ph.D. in Molecular Biology from the University of Pennsylvania.

Allarity Therapeutics, Inc. I 24 School Street, 2nd Floor I Boston, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

Robert (Bob) Oliver, M.B.A.

Bob most recently served as President and CEO of Otsuka America Pharmaceutical, Inc., (OAPI). He was responsible for overseeing OAPI’s diverse and growing product portfolio across the neuroscience, cardiovascular, oncology, and medical device markets. Prior to joining Otsuka, Bob was Vice President and Global Business Manager for Oncology at Wyeth (now Pfizer.) In his roles there, Bob also provided leadership to the Vaccines Division and Primary Care while eventually assuming responsibility for U.S. Commercial Operations, including Puerto Rico and the Caribbean. He began his career in pharmaceuticals with Johnson & Johnson, holding positions of increasing responsibility in sales, marketing, business operations and corporate management. Bob also serves as a member of the Board for Academic Fellows at Eastern University, where he mentors doctoral candidates. Bob has extensive board experience in the biopharmaceutical industry, currently serving on boards for Exelixis, PysBio Therapeutics, and Hyalo Technologies. He previously served as Board Chairman for Otsuka Canada Pharmaceutical. Bob received a bachelor’s degree from Rutgers University and an M.B.A. degree in Marketing from the Haub School of Business at Saint Joseph’s University, where he now sits on the Pharma Board of Advisors.

Joseph Vazzano, CPA

Joseph (Joe) Vazzano joined Abeona Therapeutics, Inc. (Nasdaq: ABEO) as Chief Financial Officer in March 2022. While at Abeona, Mr. Vazzano has secured multiple equity raises including private placements, a registered direct offering, and at the market transactions.  Before joining Abeona, Mr. Vazzano worked at Avenue Therapeutics, Inc. (Nasdaq: ATXI) from August 2017 to January 2022, most recently serving as Avenue’s Chief Financial Officer. During his tenure at Avenue, Mr. Vazzano secured multiple equity financings and served in a leadership role for signing a complex, two-stage acquisition of Avenue with future contingent value rights. Previously, Mr. Vazzano served as Assistant Corporate Controller at Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT) from October 2016 to July 2017, where he helped grow the finance and accounting department during the company’s transition from a development-stage company to a fully integrated commercial organization. Prior to Intercept, Mr. Vazzano has held various finance and accounting roles at Pernix Therapeutics, Inc. and NPS Pharmaceuticals.  Mr. Vazzano began his career at KPMG, LLP and has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New Jersey.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a mature portfolio of three drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer, and in Phase 1 development for advanced solid tumors in a combination treatment with dovitinib, a pan-tyrosine kinase inhibitor (pan-TKI) that has previously been developed through Phase 3 in renal cancer; and IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. and marketed by R-PHARM U.S. for the treatment of second-line metastatic breast cancer, currently in Phase 2 development in Europe for the same indication. Additionally, the Company has rights in two secondary assets: 2X-111, a liposomal formulation of doxorubicin for metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS; and LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP®, being developed via a partnership with CHOSA Oncology AB for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com.

Allarity Therapeutics, Inc. I 24 School Street, 2nd Floor I Boston, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the genetic signature of their cancer, are found to have a high likelihood of responding to the specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high DRP® score, the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of Stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in peer-reviewed literature.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to the expected availability of capital to fund its anticipated clinical trials, statements related to advancing dovitinib in combination with stenoparib or another therapeutic candidate or other approved drug, any statements related to ongoing clinical trials for stenoparib as a monotherapy or in combination with another therapeutic candidate for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug, and statements related to the Company’s ability to maintain compliance with the Nasdaq Listing Rule. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form 10-K annual report on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at  www.sec.gov , and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:
investorrelations@allarity.com

U.S. Media Contact:
        Mike Beyer
        Sam Brown, Inc.
        +1 (312) 961-2502
        mikebeyer@sambrown.com

EU Media Contact:
        Thomas Pedersen
        Carrotize PR & Communications
        +45 6062 9390

Allarity Therapeutics, Inc. I 24 School Street, 2nd Floor I Boston, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com